Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Announces Receipt of a Competing Offer to Acquire UEX Corporation

Corpus Christi, TX, July 28, 2022 – Uranium Energy Corp. (NYSE American: UEC, the “Company” or “UEC”) announces that it has received a notice from UEX Corporation (“UEX”) that Denison Mines Corp. (“Denison”) has made an acquisition proposal for all of the issued and outstanding shares of UEX (the “Denison Proposal”) pursuant to a plan of arrangement. UEX has further advised UEC that the board of directors of UEX has determined that the Denison Proposal constitutes a “Superior Proposal” as defined in the arrangement agreement (the “Arrangement Agreement”) dated June 13, 2022, as amended June 23, 2022, among UEX, UEC and the UEC 2022 Acquisition Corp. and that UEX intends (subject to UEC’s right to match the Denison Proposal) to enter into an agreement with Denison to implement the Denison Proposal.

Under the Arrangement Agreement, UEC has the right, for a period of five business days from receipt of UEX’s notice, to offer to amend the terms of the Arrangement Agreement. In the event that UEC elects not to match and if UEX terminates the Arrangement Agreement in order to enter into an agreement with Denison, then UEX is required to pay to UEC a termination fee in the amount of US$8.25 million.

Amir Adnani, President and CEO, stated “UEC has consistently been disciplined and focused on delivering accretive transactions for our shareholders as exhibited by our successful M&A track record. While the competing offer for UEX validates the merits of this acquisition, since announcing the transaction, there has been significant market deterioration in the sector and this has created a broader set of growth opportunities that would be highly accretive and strategic in nature. We continue to be in the driver’s seat with our acquisition of UEX, however, we have made no determination as to whether we will choose to match the competing offer. UEC will do a careful analysis to determine whether this or other opportunities we are considering provide the most compelling value for our shareholders.”

About Uranium Energy Corp

Uranium Energy Corp is America’s leading, fastest growing, uranium mining company listed on the NYSE American. UEC is a pure play uranium company and is advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects. The Company has two production ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational processing capacity at the Hobson and Irigaray plants. UEC also has seven U.S. ISR uranium projects with all of their major permits in place. Additionally, the Company has other diversified holdings of uranium assets, including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in the only royalty company in the sector, Uranium Royalty Corp.; and (3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, market and other conditions, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.